Exhibit 4.3

SOLARWINDS CORPORATION
GRANT NOTICE FOR RESTRICTED STOCK UNITS
IN PLACE OF CONVERTED STOCK OPTIONS
(For U.S. Participants)
SolarWinds Corporation (the “Company”) has issued to the Participant an award (the “Award”) of certain units in exchange for certain cancelled and converted stock options as described in the Restricted Stock Unit Agreement, each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	[Participant Name]	Employee ID:	[Participant ID]
Total Number of Units:	[No. of Units] (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement. There shall be no exercise or purchase price for a Unit.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the last business day of the calendar quarter in which such Unit vests.
Vesting Start Date:	[Vesting Start Date]
Vesting Schedule:	[Vesting Schedule]
	Vesting Dates		Vested Units
	[Vesting Dates]		[Vested Units]
Superseding Agreement:	None.
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement, which is made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Restricted Stock Units Agreement and the prospectus for this Award are available to the Participant through an online equity administration system established by the Company or a third party designated by the Company and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Unit Agreement, and hereby accepts the Award subject to all of their terms and conditions.

SOLARWINDS CORPORATION	PARTICIPANT

By: /s/ [Officer Signature]	/s/ [Participant Name]*
[Officer Name]	Signature
[Officer Title]	* Grant accepted electronically pursuant to Section 13.17(b) of the Restricted Stock Unit Agreement
Address:
[Company Address]

ATTACHMENTS:	Restricted Stock Unit Agreement, Prospectus

SOLARWINDS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
FOR CONVERTED STOCK OPTIONS
Preamble
On December 10, 2019, Wahoo Merger Sub, Inc. (“Merger Sub”), a Delaware corporation, and wholly owned subsidiary of SolarWinds Corporation (the “Company”), was merged with and into VividCortex, Inc., a Delaware corporation (“Target”), pursuant to that certain Agreement and Plan of Merger by and among the Company, Merger Sub, and Target, and certain other persons, dated as of December 10, 2019 (the “Merger Agreement”).
In connection with the acquisition, each option to purchase the common stock of Target that (a) remained outstanding and unvested immediately prior to the closing of the acquisition, and (b) was held by an individual who was an employee or other service provider of Target or Target’s subsidiaries, and remained an employee or other service provider of Target, Target’s subsidiaries, Merger Sub, or any of their respective affiliates immediately following the closing of the acquisition, was cancelled and converted into a restricted stock unit for the right to receive shares of common stock of the Company, par value $0.001 per share, as provided in Section 1.6(c)(ii) of the Merger Agreement.

SOLARWINDS CORPORATION
RESTRICTED STOCK UNITS AGREEMENT
FOR CONVERTED STOCK OPTIONS
(For U.S. Participants)
The Company grants to the Participant named in the Grant Notice for Restricted Stock Units In Place of Converted Stock Options (the “Grant Notice”), to which this Restricted Stock Unit Agreement for Converted Stock Options (the “Agreement”) is attached, certain Restricted Stock Units (each a “Unit” or an “RSU”) pursuant to the Merger Agreement and subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award is in place of a cancelled and converted unvested stock option award as described in Section 1.6(c)(ii) of the Merger Agreement. By signing the Grant Notice, the Participant: (a) acknowledges being offered the opportunity to receive and review the Merger Agreement, and acknowledges that Participant has read and is familiar with the Grant Notice, this Agreement and a prospectus for the Award prepared in connection with the registration with the United States Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Merger Agreement, the Grant Notice and this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice or this Agreement.
1.Definitions and Construction.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or in Appendix A.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.
2.2Administration by the Committee. This Agreement shall be administered by the Committee. All questions of interpretation concerning the Grant Notice, this Agreement, or any other form of agreement or other document employed by the Company in the administration of the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.
2.3Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election. All expenses incurred in connection with the administration of this Agreement shall be paid by the Company.
2.4Insiders. With respect to participation by Insiders, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Agreement shall be administered in compliance with the requirements, if any, of Rule 16b-3.
2.5Powers of the Committee. In addition to any other powers set forth in this Agreement and subject to the provisions of this Agreement, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the Fair Market Value of shares of Stock or other property;
(b)to determine the terms, conditions and restrictions applicable to the Award and any shares acquired pursuant thereto, including, without limitation, (i) the method for satisfaction of any tax withholding obligation arising in connection with the Award, including by the withholding or delivery of shares of Stock, (ii) the timing, terms and conditions of the exercisability or vesting of the Award or any shares acquired pursuant thereto, (iii) the time of expiration of the Award, (iv) the effect of any Participant’s termination of Service on any of the foregoing, and (v) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of this Agreement;
(c)to determine whether the Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(d)to amend, modify, extend, cancel or renew the Award or to waive any restrictions or conditions applicable to the Award or any shares acquired pursuant thereto;
(e)to accelerate, continue, extend or defer the exercisability or vesting of the Award or any shares acquired pursuant thereto, including with respect to the period following the Participant’s termination of Service; and
(f)to correct any defect, supply any omission or reconcile any inconsistency in this Agreement and to make all other determinations and take such other actions with respect to this Agreement or the Award as the Committee may deem advisable to the extent not inconsistent with the provisions of this Agreement or applicable law.
2.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Agreement, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
3.The Award.
3.1Grant of Units. The Participant was issued, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.
3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award, Units, or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.Vesting of Units.
Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.
5.Company Reacquisition Right.
5.1    Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.Settlement of the Award.
6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock (and/or any other New Shares pursuant to an adjustment described in Section 9.2) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any, described in Section 7. The Settlement Date with respect to a

Unit shall be provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3Restrictions on Grant of the Award and Issuance of Shares. The issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares may not be issued pursuant to the Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
7.Tax Withholding.
7.1In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Company shall have the right to deduct from any and all payments made under this Agreement, or to require the Participant through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to the Award or the shares acquired pursuant thereto. The Participant hereby authorizes such withholding in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock or to make any payment in cash under this Agreement until the tax withholding obligations of the Participating Company have been satisfied by the Participant.
7.2Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the

Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units. The Company may require the Participant to direct a broker, upon the vesting or settlement of the Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
7.3Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost including to avoid liability classification of the Award under generally accepted accounting principles in the United States).
8.Effect of Change in Control.
8.1Effect of Change in Control on Award. In the event of a Change in Control, the Award shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)Accelerated Vesting. In its discretion, the Committee may at any time take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of the Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under the Award or any portion thereof outstanding immediately prior to the Change in Control or substitute for the Award or any portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of this Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Award or any portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Cash-Out of Outstanding Stock-Based Award. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, the Award or any portion thereof outstanding immediately prior to the Change in Control and not previously settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to the canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control under the Award. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to the Participant in respect of the vested portions of the canceled Award as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Award in accordance with the vesting schedules applicable to such Award.
8.2Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to the Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 8.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 8.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
9.Adjustments for Changes in Capital Structure.
9.1The Award shall be treated as set forth in Section 9.2 and 9.3 below in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends).
9.2Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to this Agreement in order to prevent dilution or enlargement of the Participant’s rights under this Agreement. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to the Award are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Award to provide that such Award is for New Shares. All such New Shares shall be immediately subject to the same vesting conditions as are applicable to the Award. In the event of any such amendment, the number of shares subject to the Award shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Committee in its discretion, may also make such adjustments in the terms of the Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
9.3Assumption or Substitution of Award. The Committee may authorize the assumption of benefits under this Agreement in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.
10.Rights as a Stockholder, Director, Employee or Consultant.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
11.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
12.Compliance with Section 409A.
The Company intends that the Award, any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall either be exempt from or shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance, and this Agreement shall be so construed. The provisions of this Section 12 shall apply to the Award or any portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. In connection with effecting such compliance with Section 409A, the following shall apply:
12.1Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to the Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of the Award being deferred, as well as the time and form of payment as permitted by this Agreement.

(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which the Award may be granted to the Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 12.2.
12.2Subsequent Elections. Except as otherwise permitted or required by Section 409A, any portion of the Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of the Award not described in Section 12.3(a)(ii), 12.3(a)(iii) or 12.3(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 12.3(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 12.2.
12.3Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, any portion of the Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;
(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of the Award and set forth in this Award Agreement or (ii) specified by the Participant in an Election complying with the requirements of Section 12.1 or 12.2, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Agreement that any right of the Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of this Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 12.3(a)(i) in settlement of any portion of the Award providing for Section 409A Deferred Compensation may be made to the Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 12.3(a)(ii) by reason of the Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e)Payment Upon Death. If the Participant dies before complete distribution of amounts payable upon settlement of any portion of the Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of this Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Agreement by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any portion of the Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 8.1(b) shall vest to the extent provided by the Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such Award would have been settled in accordance with its then existing settlement schedule (or as required by Section 12.3(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in this Award Agreement for Section 409A Deferred Compensation for payment pursuant to Section 12.3(a)(vi) in settlement of all or a portion of such Award in the event that the Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of the Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of this Award Agreement to the contrary, this Agreement does not permit the acceleration of the time or schedule of any payment under any portion of the Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
12.4No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of this Agreement, the Company makes no representation that the Award shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on the Participant by Section 409A.
12.5Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
12.6Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including without limitation as a result of the application of Section 409A.
12.7Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13.Miscellaneous Provisions.
13.1Termination or Amendment. The Committee may terminate or amend this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant. Notwithstanding any other provision of this Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend this Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming this Award Agreement to any present or future law, regulation or rule applicable to this Agreement, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
13.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3Forfeiture Events.
(a)To the extent that claw-back or similar provisions applicable to the Award are required by applicable law, listing standards and/or policies adopted by the Company, the Award shall be subject to such provisions.
(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, a Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of the Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
13.4Provision of Information. The Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
13.5Rights as Employee, Consultant or Director. No person shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in this Agreement or the Award shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under this Agreement, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
13.6Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 9.2 or another provision of this Agreement.
13.7Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to the Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
13.8Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of the Award.
13.9Retirement and Welfare Plans. Neither the Award made under this Agreement nor shares of Stock or cash paid pursuant to such Award may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing the Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references the Award, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to the Award.
13.10Beneficiary Designation. Subject to local laws and procedures, the Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under this Agreement to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If the Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
13.11Severability. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this Agreement shall not in any way be affected or impaired thereby.
13.12No Constraint on Corporate Action. Nothing in this Agreement shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
13.13Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to Participant pursuant to this Agreement shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or the Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of any Participating Company. The Participant shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Agreement.
13.14Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
13.15Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.16Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.17Delivery of Documents and Notices. Any document or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, electronic delivery through an online equity administration system established and maintained by the Participating Company or a third party designated by the Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the Company at the address set forth in the Grant Notice or to the Participant at the address set forth in the online electronic equity administration system or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery and Signature. The Grant Notice, this Agreement, the Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Award as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet site, an online electronic equity administration system established by the Company or a third party involved in administering the Award, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed or accepted.
(b)Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.17(a) of this Agreement and consents to the electronic delivery, if permitted by the Company, of the Grant Notice, the Agreement, the Prospectus and other reports as described in Section 13.17(a). The Participant further consents to participate in the Award through an online electronic equity administration system established and maintained by the Company or a third party designated by the

Company. The Participant understands that by clicking accept the Participant has read and agrees to the terms of the Agreement and the Grant Notice. The Participant agrees that any and all such documents requiring a signature may be electronically signed or accepted and that such electronic signature or acceptance shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.17(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.17(a).
13.18Integrated Agreement. The Grant Notice and this Agreement, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice and this Agreement shall survive any settlement of the Award and shall remain in full force and effect.
13.19Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A
DEFINTIONS

(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means the Restricted Stock Units to which this Agreement pertains.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, unless such term or an equivalent term is otherwise defined by this Award Agreement or other written agreement between the Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-

solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(e)“Change in Control” means the occurrence of any one or a combination of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section (r)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section (e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section (e) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(g)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Award and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer this Agreement, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(h)“Company” means SolarWinds Corporation, a Delaware corporation, and any successor corporation thereto.
(i)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to this Agreement in reliance on registration on Form S‑8 under the Securities Act.
(j)“Director” means a member of the Board.
(k)“Disability” means, unless such term or an equivalent term is otherwise defined by this Award Agreement or other written agreement between the Participant and a Participating Company applicable to the Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(l)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of this Agreement. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of this Agreement as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by the Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under this Agreement to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(o)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(p)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(q)“Officer” means any person designated by the Board as an officer of the Company.
(r)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(s)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(t)“Participant” means the eligible person who has been granted the Award subject to this Agreement.
(u)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(v)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(w)“Restricted Stock Unit” means a right granted to the Participant pursuant to the Merger Agreement to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(x)“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(y)“Section 409A” means Section 409A of the Code.
(z)“Section 409A Deferred Compensation” means compensation provided pursuant to the Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(aa)“Securities Act” means the Securities Act of 1933, as amended.
(bb)    “Service” means the Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, the Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, the Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Award Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(cc)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.2 of this Agreement.
(dd)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ee)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

SOLARWINDS CORPORATION
GRANT NOTICE FOR RESTRICTED STOCK UNITS
IN PLACE OF CONVERTED STOCK OPTIONS
(For Non-U.S. Participants)
SolarWinds Corporation (the “Company”) has issued to the Participant an award (the “Award”) of certain units in exchange for certain cancelled and converted stock options as described in the Restricted Stock Unit Agreement, each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	[Participant Name]	Employee ID:	[Participant ID]
Total Number of Units:	[No. of Units] (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement. There shall be no exercise or purchase price for a Unit.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the last business day of the calendar quarter in which such Unit vests.
Vesting Start Date:	[Vesting Start Date]
Vesting Schedule:	[Vesting Schedule]
	Vesting Dates		Vested Units
	[Vesting Dates]		[Vested Units]
Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement, which is made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Restricted Stock Units Agreement and the prospectus for this Award are available to the Participant through an online equity administration system established by the Company or a third party designated by the Company and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Unit Agreement, and hereby accepts the Award subject to all of their terms and conditions.

SOLARWINDS CORPORATION	PARTICIPANT

By: /s/ [Officer Signature]	/s/ [Participant Name]*
[Officer Name]	Signature
[Officer Title]	* Grant accepted electronically pursuant to Section 15.18 of the Restricted Stock Unit Agreement
Address:
[Company Address]

ATTACHMENTS:	Restricted Stock Unit Agreement, Prospectus

SOLARWINDS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
FOR CONVERTED STOCK OPTIONS
Preamble
On December 10, 2019, Wahoo Merger Sub, Inc. (“Merger Sub”), a Delaware corporation, and wholly owned subsidiary of SolarWinds Corporation (the “Company”), was merged with and into VividCortex, Inc., a Delaware corporation (“Target”), pursuant to that certain Agreement and Plan of Merger by and among the Company, Merger Sub, and Target, and certain other persons, dated as of December 10, 2019 (the “Merger Agreement”).
In connection with the acquisition, each option to purchase the common stock of Target that (a) remained outstanding and unvested immediately prior to the closing of the acquisition, and (b) was held by an individual who was an employee or other service provider of Target or Target’s subsidiaries, and remained an employee or other service provider of Target, Target’s subsidiaries, Merger Sub, or any of their respective affiliates immediately following the closing of the acquisition, was cancelled and converted into a restricted stock unit for the right to receive shares of common stock of the Company, par value $0.001 per share, as provided in Section 1.6(c)(ii) of the Merger Agreement.

SOLARWINDS CORPORATION
RESTRICTED STOCK UNITS AGREEMENT
FOR CONVERTED STOCK OPTIONS
(For Non-U.S. Participants)
The Company grants to the Participant named in the Grant Notice for Restricted Stock Units In Place of Converted Stock Options (the “Grant Notice”), to which this Restricted Stock Unit Agreement for Converted Stock Options (the “Agreement”) is attached, certain Restricted Stock Units (each a “Unit” or an “RSU”) pursuant to the Merger Agreement and subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award is in place of a cancelled and converted unvested stock option award as described in Section 1.6(c)(ii) of the Merger Agreement. By signing the Grant Notice, the Participant: (a) acknowledges being offered the opportunity to receive and review the Merger Agreement, and acknowledges that Participant has read and is familiar with the Grant Notice, this Agreement and a prospectus for the Award prepared in connection with the registration with the United States Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Merger Agreement, the Grant Notice and this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice or this Agreement.
1.Definitions and Construction.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or in Appendix A.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.
2.1Administration by the Committee. This Agreement shall be administered by the Committee. All questions of interpretation concerning the Grant Notice, this Agreement, or any other form of agreement or other document employed by the Company in the administration of the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.
2.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election. All expenses incurred in connection with the administration of this Agreement shall be paid by the Company.
2.3Insiders. With respect to participation by Insiders, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Agreement shall be administered in compliance with the requirements, if any, of Rule 16b-3.
2.4Powers of the Committee. In addition to any other powers set forth in this Agreement and subject to the provisions of this Agreement, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the Fair Market Value of shares of Stock or other property;
(b)to determine the terms, conditions and restrictions applicable to the Award and any shares acquired pursuant thereto, including, without limitation, (i) the method for satisfaction of any tax withholding obligation arising in connection with the Award, including by the withholding or delivery of shares of Stock, (ii) the timing, terms and conditions of the exercisability or vesting of the Award or any shares acquired pursuant thereto, (iii) the time of expiration of the Award, (iv) the effect of any Participant’s termination of Service on any of the foregoing, and (v) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of this Agreement;
(c)to determine whether the Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(d)to amend, modify, extend, cancel or renew the Award or to waive any restrictions or conditions applicable to the Award or any shares acquired pursuant thereto;
(e)to accelerate, continue, extend or defer the exercisability or vesting of the Award or any shares acquired pursuant thereto, including with respect to the period following the Participant’s termination of Service; and
(f)to correct any defect, supply any omission or reconcile any inconsistency in this Agreement and to make all other determinations and take such other actions with respect to this Agreement or the Award as the Committee may deem advisable to the extent not inconsistent with the provisions of this Agreement or applicable law.
2.5Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Agreement, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
3.The Award.
3.1Grant of Units. The Participant was issued, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.
3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award, Units, or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.Vesting of Units.
Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.
5.Company Reacquisition Right.
5.1Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.Settlement of the Award.
6.1Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock (and/or any other New Shares pursuant to an adjustment described in Section 9.2) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any, described in Section 7. The Settlement Date with respect to a

Unit shall be provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3Restrictions on Grant of the Award and Issuance of Shares. The issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares may not be issued pursuant to the Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
7.Tax Withholding.
7.1In General. Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, social insurance, National Insurance Contributions, payroll tax, payment on account or other tax-related withholding obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise. In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, including from any and all payments made under this Agreement, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.
7.2Assignment of Sale Proceeds. Subject to compliance with applicable law, including local law, and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units. The Company may require the Participant to direct a broker, upon the vesting or settlement of the Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash
7.3Withholding in Shares. If permissible under applicable law, including local law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.
8.Effect of Change in Control.
8.1Effect of Change in Control on Award. In the event of a Change in Control, the Award shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)Accelerated Vesting. In its discretion, the Committee may at any time take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of the Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under the Award or any portion thereof outstanding immediately prior to the Change in Control or substitute for the Award or any portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of this Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Award or any portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Cash-Out of Outstanding Stock-Based Award. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, the Award or any portion thereof outstanding immediately prior to the Change in Control and not previously settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to the canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control under the Award. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to the Participant in respect of the vested portions of the canceled Award as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Award in accordance with the vesting schedules applicable to such Award.
8.2Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to the Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 8.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 8.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
9.Adjustments for Changes in Capital Structure.
9.1The Award shall be treated as set forth in Section 9.2 and 9.3 below in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends).
9.2Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to this Agreement in order to prevent dilution or enlargement of the Participant’s rights under this Agreement. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to the Award are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Award to provide that such Award is for New Shares. All such New Shares shall be immediately subject to the same vesting conditions as are applicable to the Award. In the event of any such amendment, the number of shares subject to the Award shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Committee in its discretion, may also make such adjustments in the terms of the Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
9.3Assumption or Substitution of Award. The Committee may authorize the assumption of benefits under this Agreement in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.
10.Rights as a Stockholder, Director, Employee or Consultant.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.
11.Service And Employment Conditions.
In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)Any notice period mandated under local law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of this Agreement, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b)The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by this Agreement.
(c)This Agreement is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in this Agreement.
(d)The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(e)All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(f)The Participant’s participation in this Agreement shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause.

(g)The Participant is voluntarily participating in this Agreement.
(h)The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.
(i)The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(j)In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award grant will not be interpreted to form an employment contract with any other Participating Company.
(k)The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.
(l)No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of local law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

12.DATA PRIVACY CONSENT.
The following provisions shall only apply to the Participant if he or she resides outside the European Economic Area:
(a)The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in the Agreement and any other Award materials (“Data”) by and among, as applicable, the Company and any Participating Company for the exclusive purpose of implementing, administering, and managing his or her participation in this Agreement.
(b)The Participant understands that the Company and Participating Company(ies) may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing this Agreement.
(c)The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of this Agreement. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing this Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in this Agreement.

(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in this Agreement, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company or a Participating Company will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under this Agreement or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in this Agreement (including the right to retain the Awards). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
The following provisions shall only apply to the Participant if he or she resides in the European Economic Area or the United Kingdom:
(a)Data Collected and Purposes of Collection. The Participant understands that the Company, acting as controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Awards (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Awards granted, canceled, vested, unvested or outstanding in Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, the Participating Company, and from the Company or other Subsidiary companies, for the purpose of implementing, administering and managing this Agreement pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage this Agreement and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to your interest and fundamental rights. The Data must be provided in order for the Participant to participate in this Agreement and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in and become a party to this Agreement.
(b)Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among Company and Company’s other subsidiaries or affiliates (including Participating Company), as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If Company or its affiliates or subsidiaries transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data, such as the European Commission approved standard contractual clauses or certification schemes, such as the EU-US Privacy Shield. You have a right to obtain details of the mechanism(s) under which your Data is transferred outside of the European Economic Area, Switzerland, or the United Kingdom, which you may exercise by contacting privacy@solarwinds.com.

(c)The Participant’s Rights in Respect of Data. The Participant has the right to access Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to the Agreement or generated by the Participant, in a common machine-readable format; (v) to withdraw Participant’s consent to Company’s processing of Data; and (vi) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise the Participant’s rights, he or she may complete the form located: https://www.solarwinds.com/legal/personal-data-request-internal. Please note, Company may request proof of identity, and reserve the right to charge a fee where permitted by law, including if the request is manifestly unfounded or excessive. Company will endeavor to respond to a Participant inquiry with the applicable timeframe. If Participant would like to lodge a complaint in regard to how Company is processing Participants Data, the Participant may also contact the relevant data protection supervisory authority.
13.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
14.Compliance with Section 409A.
The Company intends that the Award, any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall either be exempt from or shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance, and this Agreement shall be so construed. The provisions of this Section 12 shall apply to the Award or any portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. In connection with effecting such compliance with Section 409A, the following shall apply:
14.1Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to the Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of the Award being deferred, as well as the time and form of payment as permitted by this Agreement.
(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which the Award may be granted to the Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 14.2.
14.2Subsequent Elections. Except as otherwise permitted or required by Section 409A, any portion of the Award providing Section 409A Deferred Compensation which permits a subsequent

Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of the Award not described in Section 14.3(a)(ii), 14.3(a)(iii) or 14.3(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 14.3(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 14.2.
14.3Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, any portion of the Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;
(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of the Award and set forth in this Award Agreement or (ii) specified by the Participant in an Election complying with the requirements of Section 14.1 or 14.2, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Agreement that any right of the Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of this Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 14.3(a)(i) in settlement of any portion of the Award providing for Section 409A Deferred Compensation may be made to the Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 14.3(a)(ii) by reason of the Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)Payment Upon Death. If the Participant dies before complete distribution of amounts payable upon settlement of any portion of the Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of this Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Agreement by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any portion of the Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 8.1(b) shall vest to the extent provided by the Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such Award would have been settled in accordance with its then existing settlement schedule (or as required by Section 14.3(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in this Award Agreement for Section 409A Deferred Compensation for payment pursuant to Section 14.3(a)(vi) in settlement of all or a portion of such Award in the event that the Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of the Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of this Award Agreement to the contrary, this Agreement does not permit the acceleration of the time or schedule of any payment under any portion of the Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
14.4No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of this Agreement, the Company makes no representation that the Award shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on the Participant by Section 409A.
14.5Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
14.6Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including without limitation as a result of the application of Section 409A.
14.7Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
15.Miscellaneous Provisions.
15.1Termination or Amendment. The Committee may terminate or amend this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant. Notwithstanding any other provision of this Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend this Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming this Award Agreement to any present or future law, regulation or rule applicable to this Agreement, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
15.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
15.3Forfeiture Events.
(a)To the extent that claw-back or similar provisions applicable to the Award are required by applicable law, listing standards and/or policies adopted by the Company, the Award shall be subject to such provisions.
(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, a Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of the Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
15.4Provision of Information. The Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
15.5Rights as Employee, Consultant or Director. No person shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in this Agreement or the Award shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s

Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under this Agreement, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
15.6Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 9.2 or another provision of this Agreement.
15.7Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to the Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
15.8Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of the Award.
15.9Retirement and Welfare Plans. Neither the Award made under this Agreement nor shares of Stock or cash paid pursuant to such Award may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing the Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references the Award, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to the Award.
15.10Beneficiary Designation. Subject to local laws and procedures, the Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under this Agreement to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If the Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
15.11Severability. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this Agreement shall not in any way be affected or impaired thereby.
15.12No Constraint on Corporate Action. Nothing in this Agreement shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
15.13Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to Participant pursuant to this Agreement shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or the Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of any Participating Company. The Participant shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Agreement.
15.14Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
15.15Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
15.16Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.17Delivery of Documents and Notices. Any document or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, electronic delivery through an online equity administration system established and maintained by the Participating Company or a third party designated by the Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the Company at the address set forth in the Grant Notice or to the Participant at the address set forth in the online electronic equity administration system or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery and Signature. The Grant Notice, this Agreement, the Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Award as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet site, an online electronic equity administration system established by the Company or a third party involved in administering the Award, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed or accepted.
15.18Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 15.17(a) of this Agreement and consents to the electronic delivery, if permitted by the Company, of the Grant Notice, the Agreement, the Prospectus and other reports as described in Section 15.17(a). The Participant further consents to participate in the Award through an online electronic equity administration system established and maintained by the Company or a third party designated by the Company. The Participant understands that by clicking accept the Participant has read and agrees to the terms of the Agreement and the Grant Notice. The Participant agrees that any and all such documents requiring a signature may be electronically signed or accepted and that such electronic signature or acceptance shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.17(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.17(a).
15.19Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in Appendix B to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix B, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of this Agreement.
15.20Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the shares of Stock pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation.
15.21Language. If Participant has received this Agreement, or any other document related to the Award translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to local law.
15.22Integrated Agreement. The Grant Notice and this Agreement, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice and this Agreement shall survive any settlement of the Award and shall remain in full force and effect.
15.23Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A
DEFINTIONS

(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means the Restricted Stock Units to which this Agreement pertains.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, unless such term or an equivalent term is otherwise defined by this Award Agreement or other written agreement between the Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(e)“Change in Control” means the occurrence of any one or a combination of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section (r)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section (e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section (e) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(g)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Award and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer this Agreement, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(h)“Company” means SolarWinds Corporation, a Delaware corporation, and any successor corporation thereto.
(i)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to this Agreement in reliance on registration on Form S‑8 under the Securities Act.
(j)“Director” means a member of the Board.
(k)“Disability” means, unless such term or an equivalent term is otherwise defined by this Award Agreement or other written agreement between the Participant and a Participating Company applicable to the Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(l)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of this Agreement. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of this Agreement as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by the Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under this Agreement to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(o)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(p)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(q)“Officer” means any person designated by the Board as an officer of the Company.
(r)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(s)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(t)“Participant” means the eligible person who has been granted the Award subject to this Agreement.
(u)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(v)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(w)“Restricted Stock Unit” means a right granted to the Participant pursuant to the Merger Agreement to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(x)“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(y)“Section 409A” means Section 409A of the Code.
(z)“Section 409A Deferred Compensation” means compensation provided pursuant to the Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(aa)“Securities Act” means the Securities Act of 1933, as amended.
(bb)    “Service” means the Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, the Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, the Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Award Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(cc)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.2 of this Agreement.
(dd)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(ee)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

APPENDIX B
SOLARWINDS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
FOR ASUMMED AND CONVERTED STOCK OPTIONS
FOR NON-US PARTICIPANTS

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Agreement if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the main body of the Agreement.

Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Agreement. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Agreement because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Agreement.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

ARGENTINA
Notifications

Securities Law Notice. The Participant understands and agrees that neither the grant of the Award nor the issuance of shares constitute a public offering as defined under Argentinian law. The offering of the Award is a private placement. As such, the offering is not subject to the supervision of any Argentinian governmental authority.

Exchange Control Information. In the event that the Participant transfers proceeds in excess of US$2,000,000 from the sale of shares into Argentina in a single month, the Participant will be subject to certain exchange control restrictions and requirements.  The Participant should note that exchange control regulations in Argentina are subject to frequent change.  The Participant should consult with a personal legal advisor regarding any exchange control obligations that the Participant may have.

The Participant is solely responsible for complying with the exchange control rules that may apply to the Participant in connection with his or her participation in the Agreement and/or transfer of proceeds from the sale of shares or receipt of dividends acquired under the Agreement into Argentina.  Prior to transferring funds into or out of Argentina, the Participant should consult his or her local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules as well as regulations are subject to change without notice.

Foreign Asset/Account Reporting Information. Argentinian residents must report any shares acquired under the Agreement and held by the resident on December 31 of each year on their annual tax return for that year.

SPAIN
Notifications

Securities Law Information.  No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Award.  The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitute a public offering prospectus.

Exchange Control Information.  The acquisition, ownership, and disposition of stock in a foreign company (including shares) must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  Generally, the declaration must be made in January for shares acquired or disposed of during the prior year and/or for shares owned as of December 31 of the prior year; however, if the value of shares acquired or sold exceeds €1,502,530 (or the Participant holds 10% or more of the share capital of the Company or such other amount that would entitle the Participant to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, the Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares acquired under the Agreement) and any transactions with non-Spanish residents (including any payments of shares made to the Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.

Foreign Asset/Account Reporting Information.  The Participant is required to report rights or assets deposited or held outside of Spain (including Shares acquired under the Agreement or cash proceeds from the sale of such shares) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset.  After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the assets is transferred or relinquished during the year.

The exchange control and foreign asset / account reporting requirements in Spain are complex.  Participant should consult his or her personal legal and tax advisors to ensure compliance with the applicable requirements.

URUGUAY
Notifications

Data Privacy. The following provision supplements Section 12 of the Agreement:

The Participant understands that his or her personal data will be collected by his or her employer and will be transferred to the Company at 7171 Southwest Parkway Bldg 400 Austin, Texas 78735, United States and/or any financial institutions or brokers involved in the management and administration of the Agreement.  The Participant further understands that the Company may store his or her personal data for purposes of administering his or her participation in the Agreement.

****

End of the Appendix